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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               LECTEC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------


         The Annual Meeting of the shareholders of LecTec Corporation, a Minnesota corporation (the "Company"), will be held at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, on Thursday, May 22, 2003, at 3:00 p.m. (CDT), for the following purposes:

         1. To elect five directors to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified.

         2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the Company's current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record as of the close of business on Monday, March 24, 2003, the record date, are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/John D. LeGray

                                          John D. LeGray
                                          Secretary
Minnetonka, Minnesota
April 25, 2003

                               LECTEC CORPORATION
                             10701 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343


                                 PROXY STATEMENT


                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 22, 2003


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         The enclosed proxy is solicited by the Board of Directors of LecTec Corporation (the "Company") for use at the Annual Meeting of shareholders to be held on Thursday, May 22, 2003, at 3:00 p.m. (CDT), at The Hilton Garden Inn Eden Prairie Hotel, 6330 Point Chase, Eden Prairie, Minnesota 55344, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. These proxy solicitation materials and the annual report on Form 10-K for the year ended December 31, 2002 are first being sent to shareholders on or about April 24, 2003.

         If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares will be voted FOR each of the items of business described in this proxy statement. Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting.

         Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted for purposes of determining the presence of a quorum at the Meeting and treated as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which a shareholder has abstained. As a result, abstentions have the same effect as voting against a proposal. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. As a result, a "broker non-vote" with respect to the election of directors or ratification of appointment of auditors will not have the effect of a vote "for" or a vote "against" those proposals.

         Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business at the time that the item is presented for a vote would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

         As of March 24, 2003, the record date fixed for the determination of shareholders of the Company entitled to notice of and to vote at the Meeting, there were 3,966,395 outstanding shares of common stock, which is the only class of capital stock of the Company. Each shareholder will be entitled to one vote per share on all matters acted upon at the Meeting. There is no cumulative voting.

         Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the shareholder giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person.

         The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's common stock. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

ELECTION OF DIRECTORS

         The Company's Amended and Restated By-laws provide that the size of the Board of Directors shall be one or more directors, with the number of directors to be determined by the shareholders from time to time prior to the election of directors. The Board of Directors may increase the number of directors at any time. Five persons have been nominated for election as directors at the Meeting. Directors are elected to serve a one-year term and until their successors are duly elected and qualified. Lee M. Berlin, Alan C. Hymes, M.D., Marilyn K. Speedie, Ph.D., Donald C. Wegmiller and Rodney A. Young are the current directors who have been nominated for reelection to the Board to serve for a term of one year and until their successors are duly elected and qualified. Bert
J. McKasy retired from the Board of Directors in December 2002. All of the nominees are currently members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below in the information concerning nominees.

         A shareholder submitting a proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. If a submitted proxy is properly signed but unmarked with respect to the election of directors, the proxy agents named in the proxy will vote the shares represented thereby for the election of all of the nominees. Each of the nominees has agreed to serve the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the proxy agents named in the proxy will exercise their voting power in favor of such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE NOMINATED DIRECTORS. PROXIES WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES UNLESS OTHERWISE SPECIFIED.

INFORMATION CONCERNING NOMINEES

         Lee M. Berlin, 81 years old, has been a Director since 1981 and served as Chairman of the Board from 1983 through May 1993. He served as the Company's Chief Executive Officer from 1983 to 1989. Prior to joining the Company, Mr. Berlin served in a variety of foreign and domestic marketing, product development and general management positions with Minnesota Mining & Manufacturing Company ("3M").

         Alan C. Hymes, M.D., 71 years old, is a founder of the Company and has been a Director since 1977. In addition, Mr. Hymes acts as the Company's medical consultant. Mr. Hymes was engaged in the private practice of surgery since 1968 but has recently retired. He is a diplomat of the American Board of Surgery and the American Board of Thoracic and Cardiovascular Surgery.

         Marilyn K. Speedie, Ph.D., 55 years old, has been a Director since 1997 and is the Dean of the College of Pharmacy and a professor at the University of Minnesota. Prior to her association with the University of Minnesota in 1996, Dr. Speedie held several professorship and departmental chairperson positions at the University of Maryland from 1989 to 1995, the most recent being in the Department of Pharmaceutical Sciences. Dr. Speedie has been the recipient of numerous honors, the most recent in of which was as an inductee as Fellow of the American Association of Pharmaceutical Scientists in October of 1996. Dr. Speedie also co-authored a book published in 1996 entitled "Pharmacognosy and Pharmacobiotechnology".

         Donald C. Wegmiller, 64 years old, has served as a Director since 1997. Since April 1993, Mr. Wegmiller has served as President and Chief Executive Officer of Clark/Bardes Consulting - Healthcare Group, a consulting firm specializing in compensation and benefits for health care executives and physicians. From May 1987 until April 1993, Mr. Wegmiller was President and CEO of Health One Corporation, Minneapolis, Minnesota. He currently serves as a Director of ALLETE (formerly known as Minnesota Power), Possis Medical, Inc. and JLJ Medical Devices International, LLC. From 1986 to 1988, Mr. Wegmiller served as Chairman of the Board of the American Hospital Association. From 1972 to 1976 and 1981 to 1988, Mr. Wegmiller served as a White House staff assistant to Presidents Nixon, Ford and Reagan.

         Rodney A. Young, 48 years old, has served as Director, Chief Executive Officer and President of the Company since August 1996 and as Chairman of the Board since November 1996. Prior to assuming these positions with the Company, Mr. Young served Baxter International, Inc. for five years in various management roles, most recently as Vice President and General Manager of the Specialized Distribution Division. In addition to serving as Chairman and Director for LecTec Corporation, Mr. Young also serves as a Director of Possis Medical, Inc., Delta Dental Plan of Minnesota and Health Fitness Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During fiscal year 2002, the Board of Directors held four meetings and sixteen conference calls. Each Director holding office during the fiscal year attended at least 75% of the total meetings of the Board of Directors (held during the period for which they were a director) and committees of the Board on which they served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

         The Board of Directors has an Audit Committee comprised of Mr. Wegmiller, Mr. Berlin and Dr. Hymes. Mr. McKasy served as Chairman of the Audit Committee until his resignation in December of 2002. Mr. Wegmiller replaced Mr. McKasy as Chairman of the Audit Committee in 2003. All of the members of the Audit Committee are "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee reviews and investigates all matters pertaining to the accounting activities of the Company and the relationship between the Company and its independent auditor. The Audit Committee held two meetings during fiscal year 2002.

         The Board of Directors has a Compensation Committee comprised of Mr. Wegmiller, who serves as the Committee's Chairman, Mr. Berlin and Dr. Hymes. The Compensation Committee determines and periodically evaluates the various levels and methods of compensation for directors, officers and employees of the Company. The Compensation Committee held one meeting during calendar year 2002.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid for their services at a rate of $6,000 per fiscal year plus $1,000 per regular board meeting plus reasonable meeting expenses. This compensation arrangement became effective during 2001. However, both types of payments were suspended beginning with the meeting held in December 2001 and have not been reinstated.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Our Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Our Board of Directors adopted an Audit Committee charter in October 2000. In fulfilling its responsibilities, our Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 with the Company's management and independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors' independence.

         Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                 THE AUDIT COMMITTEE

                                 Don Wegmiller, Chairman
                                 Lee M. Berlin
                                 Alan C. Hymes, M.D.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is composed entirely of independent outside directors. The Committee meets as necessary to review executive compensation policies, the design of compensation programs and individual salaries, and awards for the executive officers. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers.

COMPENSATION PHILOSOPHY

         The Company's compensation program is designed to motivate and reward executive officers responsible for attaining the financial and strategic objectives essential to the Company's long-term success and growth in shareholder value. The compensation program has been designed to provide a competitive level of total compensation and offers incentive and equity ownership opportunities directly linked to the Company's performance and shareholder return. The Committee believes it is in the best interests of the shareholders to reward executive officers when the Company's performance objectives are achieved and to provide significantly less compensation when these objectives are not met. Therefore, a significant portion of executive compensation is comprised of "at risk" performance and stock-based incentives.

         Key objectives of the compensation program are to:

              o Provide a strong, direct link between the Company's financial and strategic goals and executive compensation;

              o Motivate executive officers to achieve corporate operating goals through an emphasis on performance-based compensation;

              o Align the interests of executive officers with those of the Company's shareholders by providing a significant portion of total compensation that is LecTec stock-based; and

              o Provide competitive total compensation in order to attract and retain high caliber key executive officers critical to the long-term success of the Company.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The key components of the Company's executive officer compensation program are base salary, annual incentives and long-term incentives. These elements are described below. During fiscal year 2002, specific and objective criteria were utilized to determine each element of an executive's compensation package.

         BASE SALARY. The Committee annually reviews the base salaries of executive officers. In determining appropriate salary levels, the Committee considers the following criteria:

              o scope and complexity of the position including required substantive knowledge and required training;

              o level of responsibility including number of employees directly supervised;

              o past performance including revenue generated from operations under the management of the executive officer; and

              o salary levels for comparable positions at industry peer group companies and the market opportunities available to the executive officer.

         In January 2002, the current executive officers accepted a 10% salary decrease as a cost reduction measure.

         ANNUAL INCENTIVE AWARDS. The purpose of the Company's annual incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers and key managers who achieve corporate operating goals established under the Company's annual operating plan.

         Executive officers are eligible for cash bonuses ranging from 30% to 60% of base salary. The size of the bonus pool is dependent upon the following criteria:

              o the measure of annual sales actually achieved compared to the level of annual sales contained in the Company's annual budget as approved by the Board of Directors; and

              o the measure of profits (or loss) actually achieved compared to the level of profits (or loss) contained in the Company's annual budget as approved by the Board of Directors.

         An executive officer's individual bonus is dependent upon the following criteria:

              o annual sales directly attributable to operations managed by the executive officer;

              o achievement of significant corporate goals which do not generate sales; and

              o the results of the executive officer's annual performance review.

         In addition to the above criteria, the Compensation Committee retains ultimate discretion to make final bonus determinations based on the best interests of the Company.

         LONG-TERM INCENTIVE PLANS. Long-term incentives are provided to executive officers through the Company's stock option program.

         The Company's stock option program provides compensation that directly links the interests of management and shareholders and aids in retaining key executive officers. Executive officers are eligible for annual grants of stock options. The amount of stock options awarded to an executive officer are dependent on the following criteria:

              o the executive officer's past performance with the Company including sales directly attributable to operations managed by the executive officer;

              o the executive officer's ability to impact financial performance; and

              o the importance of the executive officer's responsibilities at the Company in light of the Company's future strategic plans.

         All individual stock option grants are reviewed and approved by the Committee. The exercise price of the stock options equals the fair market value of the Company's common stock on the date the options are granted. The options have a 5-year term and vest in three equal, annual increments beginning one year from the grant date.
 Executive officers receive gains from stock options only to the extent that the fair market value of the stock has increased since the date of option grant. During fiscal 2002, no new stock options were granted to executive officers. The Company repriced certain outstanding stock options. See "Report on Option Repricing" below.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary for Mr. Young was $240,000 until January 21, 2002 when it was decreased by 10% to $216,000 as part of cost reduction measures. The base salary of the Chief Executive Officer is established by the Compensation Committee in generally the same way as the base salary is determined for other executive officers.

         A bonus payment under the annual incentive program described above was not made to Mr. Young during fiscal year 2002. In fiscal 2002, Mr. Young received no new stock option grants. The Company repriced all of Mr. Young's options to purchase shares of the Company's common stock, which were originally granted at various times during his employment. See "Report on Option Repricing" below.

         CONCLUSION. The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and aligns the interests of executive officers with shareholder interests. The Committee believes that the Company's compensation program focuses the efforts of the Company's executive officers on the achievement of growth, profitability and the enhancement of shareholder value for the benefit of all of the Company's shareholders.


                                  COMPENSATION COMMITTEE

                                  Donald C. Wegmiller, Chairman
                                  Lee M. Berlin
                                  Alan C. Hymes, M.D.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash and non-cash compensation for the fiscal year ended December 31, 2002, the calendar year ended December 31, 2001, and the fiscal year ended June 30, 2001, paid to the Company's Chief Executive Officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                               Annual Compensation Awards         Compensation
                                               ---------------------------    --------------------
                                      Year                                    Securities Underlying     All Other
Name and Principal Position         Ended (1)   Salary            Bonus            Options (2)        Compensation (3)
---------------------------         ---------   ------            ------      --------------------    ----------------
Rodney A. Young                     12/31/02   $220,310          $     -            360,000               $   568
   Chairman, President and          12/31/01    238,191           80,000             60,000                 2,221
   Chief Executive Officer          06/30/01    216,834           80,000             60,000                 3,471

Timothy R. J. Quinn                 12/31/02    121,852                -             88,000                   258
   Vice President and General       12/31/01    132,581           35,640             30,000                 1,750
   Manager, Consumer Products       06/30/01    124,859           35,640             30,000                 1,901

John D. LeGray                      12/31/02    107,103                -             70,000                   113
   Vice President, Quality          12/31/01    116,533           31,326             30,000                 2,913
   Assurance & Regulatory Affairs   06/30/01    109,746           31,326             30,000                 2,744

Timothy P. Fitzgerald               12/31/02    112,826                -             55,000                 1,853
   Vice President, Operations       12/31/01    122,760           22,000             30,000                 2,625
                                    06/30/01    115,610           22,000             30,000                 2,890

------------------------

(1) On September 5, 2001, the Board of Directors approved a change in the Company's fiscal year end from June 30 to December 31. Therefore, an overlapping period from January 1, 2001 to June 30, 2001 is represented in both the years ended June 30, 2001 and December 31, 2001 in the table. To illustrate, the bonus paid in May 2001 and the stock options granted on February 2001 are represented in both the years ended June 30, 2001 and December 31, 2001 in the table.

(2) In fiscal 2002, Mr. Fitzgerald had a total of 55,000 options repriced; Mr. LeGray had a total of 70,000 options repriced; Mr. Quinn had a total of 88,000 options repriced; and Mr. Young had a total of 360,000 options repriced; See "Report on Option Repricing" below.

(3) Reflects matching contributions under the Company's 401(k) and Profit Sharing Plan.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under the Company's 1989 and 1998 Stock Option Plans during fiscal year 2002, to each of the executive officers named in the Summary Compensation Table:


                                                       INDIVIDUAL GRANTS (5)                     POTENTIAL REALIZABLE
                                      ----------------------------------------------------         VALUE AT ASSUMED
                                                  PERCENT OF TOTAL                                 ANNUAL RATES OF
                                       NUMBER OF       OPTIONS                                      STOCK PRICE
                                      SECURITIES      GRANTED TO    EXERCISE                        APPRECIATION
                                      UNDERLYING      EMPLOYEES      PRICE                        FOR OPTION TERM(4)
                                       OPTIONS        IN FISCAL       PER       EXPIRATION       ---------------------
          NAME                         GRANTED      YEAR 2002 (3)    SHARE         DATE             5%           10%
-------------------------             ----------  ----------------  -------     ----------       --------      -------
Rodney A. Young (2)                    100,000          11.8%        $0.81        8/12/06         $18,037      $38,991
Rodney A. Young (2)                     71,250           8.4%        $0.81        6/10/04          $5,749      $11,770
Rodney A. Young (2)                     55,000           6.5%        $0.81        1/22/08         $13,912      $31,245
Rodney A. Young (1)                     51,264           6.0%        $0.81         2/1/06          $7,968      $17,016
Rodney A. Young (2)                     50,000           5.9%        $0.81       11/19/06          $9,685      $21,103
Rodney A. Young (1)                     23,750           2.8%        $0.81        6/10/04          $1,916       $3,923
Rodney A. Young (2)                     8,736            1.0%        $0.81         2/1/06          $1,358       $2,900
Timothy R. J. Quinn (1)                 36,000           4.2%        $0.81        6/10/04          $2,905       $5,947
Timothy R. J. Quinn (1)                 30,000           3.5%        $0.81         2/1/06          $4,663       $9,958
Timothy R. J. Quinn (2)                 22,000           2.6%        $0.81        7/30/08          $6,162      $14,018
John D. LeGray (1)                      30,000           3.5%        $0.81         2/1/06          $4,663       $9,958
John D. LeGray (1)                      22,500           2.7%        $0.81        6/10/04          $1,815       $3,717
John D. LeGray (2)                      17,500           2.1%        $0.81       11/20/07          $4,271       $9,549
Timothy P. Fitzgerald (1)               30,000           3.5%        $0.81         2/1/06          $4,663       $9,958
Timothy P. Fitzgerald (1)               25,000           2.9%        $0.81         5/2/05          $3,011       $6,306

------------------------

(1) Incentive stock option representing the right to purchase one share of the Company's common stock, granted pursuant to the Company's 1989 or 1998 Stock Option Plans.


(2) Non-qualified stock option representing the right to purchase one share of the Company's common stock, granted pursuant to the Company's 1989 or 1998 Stock Option Plans.

(3) Percent calculations based on 847,458 total options granted to officers and employees in 2002 consisting of 43,500 original grants and 803,958 repriced options.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(5) Represents repricing of options originally granted prior to fiscal year 2002. Effective July 1, 2002, the Company amended certain options granted prior to November 2, 2001 to provide for a decrease in the exercise price to $0.81, which was the common stock's closing price on the Nasdaq Small Cap Market on the approval date. The repriced options may be exercised in accordance with the vesting schedules contained in the original option grants. See "Report on Option Repricing" below.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information concerning the exercise of options during the fiscal year ended December 31, 2002 and unexercised options held as of December 31, 2002, by each of the executive officers named in the Summary Compensation Table above.


                                                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                        SHARES                   OPTIONS AT DEC. 31, 2002           AS OF DEC. 31, 2002  (1)
                                       ACQUIRED       VALUE     ---------------------------       ----------------------------
        NAME                         ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
        ----                         -----------     --------   -----------   -------------       -----------  ---------------
Rodney A. Young                          0           $  0          294,794       65,206             $   0          $   0
Timothy R. J. Quinn                      0              0           59,000       29,000                 0              0
John D. LeGray                           0              0           44,375       25,625                 0              0
Timothy P. Fitzgerald                    0              0           26,667       28,333                 0              0

-------------------------

(1) "Value" has been determined based on the difference between the last sale price of the Company's common stock as reported by the Nasdaq National Market System on December 31, 2002 ($.51) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

REPORT ON OPTION REPRICING

         In 2002, after a significant decrease in the price of the Company's common stock, the Compensation Committee determined that options granted by the Company prior to November 2, 2001 no longer provided a meaningful incentive to employees and directors as initially intended. The Company believes that the market for skilled employees in the health care and consumer products field is highly competitive, and believes that stock options with meaningful incentives are an important measure in retaining its employees and directors, which is critical to the Company's success. In light of the Compensation Committee's desire to provide meaningful incentives to existing active employees and directors, the options to purchase shares of the Company's common stock granted to existing executives and certain active employees prior to November 2, 2001 were amended to reduce the exercise price thereunder to $.81, which was the common stock's closing price on the Nasdaq Small Cap Market on the approval date.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

                                    Donald C. Wegmiller, Chairman
                                    Lee M. Berlin
                                    Alan C. Hymes, M.D.

CHANGE IN CONTROL PLANS

         The Company's Change in Control Termination Pay Plan provides for termination payments to executive officers if they are terminated within twelve months of a change in control. The plan provides for termination payments to the Chief Executive Officer equal to twenty times his monthly base salary and termination payments for all other executive officers equal to twelve times the executives monthly base salary.

         In July 1999, the Company adopted the Improved Shareholder Value Cash Bonus Plan which provides cash bonus payments to executive officers if the Company is acquired by or merged with another company, and the valuation of the Company for purposes of the acquisition or merger equals or exceeds the minimum level defined by the plan. Cash bonus payments to executive officers increase as the total valuation of the Company for purposes of the sale or merger increases, thus aligning the interests of the executive officers with the interests of the shareholders and providing an incentive to the executive officers to maximize shareholder value.

         In August 2002, the Company adopted a Stay in Place Executive Retention Program which provides cash bonus payments to executive officers if the Company obtains a strategic capital investment of at least $2,500,000. This program is meant to reward the executive team for staying with the Company during difficult times and for efforts associated with obtaining a strategic investment that does not constitute an entire sale of the business.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of three non-employee directors, Lee M. Berlin, Alan C. Hymes, M.D. and Donald C. Wegmiller. All three directors served on the Committee for the entire fiscal year ended December 31, 2002.

         Mr. Berlin was formerly an officer of the Company, having served as both Chairman of the Board and Chief Executive Officer of the Company. There were no other Compensation Committee "interlocks" within the meaning of the Securities and Exchange Commission rules.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 2, 2003, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table above and all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock under options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2003 are considered outstanding. The column entitled "Number of Shares Beneficially Owned" includes the number of shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days of April 2, 2003. The number of shares subject to options that each beneficial owner has the right to acquire within 60 days of April 2, 2003 are listed separately under the column entitled "Number of Shares Underlying Options Beneficially Owned." Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of ownership is based on 3,966,395 shares of common stock outstanding on April 2, 2003. The address of each director and executive officer named below is the same as that of the Company.


Table of Security Ownership of Certain Beneficial Owners and Management:


                                                                    NUMBER
                                                                   OF SHARES
                                                  NUMBER OF       UNDERLYING
                                                   SHARES           OPTIONS       PERCENT OF
                                                BENEFICIALLY     BENEFICIALLY       SHARES
NAME                                               OWNED            OWNED         OUTSTANDING
----                                            ------------     ------------     -----------
Lee M. Berlin (1)                                 577,029           34,125           14.4%
Alan C. Hymes, M.D.                               433,498           34,125           10.8%
Rodney A. Young                                   329,938          313,338            7.7%
Timothy R. J. Quinn                                72,800           69,000            1.8%
John D. LeGray                                     63,035           54,375            1.6%
Timothy P. Fitzgerald                              49,325           45,000            1.2%
Donald C. Wegmiller                                27,000           26,000             .7%
Marilyn K. Speedie, Ph.D.                          23,000           21,500             .6%

All directors and executive officers as         1,575,625          597,463           34.5%
a group (8 persons)

-----------------------------------------

*Less than 1%



(1) Includes 75,605 shares owned by Mr. Berlin's wife and 137,145 shares owned by Mr. Berlin's son as to which Mr. Berlin disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners have been satisfied.

                         SHAREHOLDER RETURN PERFORMANCE
                                      GRAPH

         The graph and table below compare the cumulative total shareholder return on the Company's common stock for the period from January 1, 2002 to December 31, 2002, July 1, 2001 to December 31, 2001, and the last four fiscal years ended June 30, 2001, 2000, 1999, and 1998, with the cumulative total return on the Russell 2000 Index and the S & P Medical Products & Supplies Index over the same period. The graph and table assume the investment of $100 in each of the Company's common stock, the Russell 2000 Index and the S & P Medical Products & Supplies Index on June 30, 1997 and that all dividends (cash and stock) were reinvested.


                                  TOTAL RETURN

                                  [LINE GRAPH]



                                6/30/97     6/30/98      6/30/99     6/30/00    6/30/01    12/31/01    12/31/02
                                -------     -------      -------     -------    -------    --------    --------
LecTec Corporation . . . . .      100          55           63          35         35          20           8
Russell 2000 . . . . . . . .      100         117          118         135        136         130         104
S & P Med. P&S . . . . . . .      100         127          255         313        268         283         275

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Grant Thornton LLP as the Company's independent auditor for the fiscal year ended December 31, 2002. A proposal to ratify that appointment will be presented at the Meeting. Grant Thornton LLP has served as the Company's auditor since June 1987. Representatives of Grant Thornton LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Representatives also will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Grant Thornton LLP for the audits of the Company's financial statements for the fiscal year ended December 31, 2002, and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2002 totaled $56,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were billed or are expected to be billed to the Company by Grant Thornton LLP for services provided during the fiscal year ended December 31, 2002 for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by Grant Thornton LLP for all other non-audit services, including tax-related services, provided during the fiscal year ended December 31, 2002, totaled $19,625.

         The Audit Committee considered whether non-audit services provided by Grant Thornton LLP during the fiscal year ended December 31, 2002 were compatible with maintaining Grant Thornton LLP's independence.

         While it is not required to do so, the Board of Directors is submitting the appointment of Grant Thornton LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003 for ratification in order to ascertain the views of the Company's shareholders on this appointment. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint another independent auditor, but the Board of Directors will give consideration to an unfavorable vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. PROXIES WILL BE VOTED FOR RATIFYING THIS APPOINTMENT UNLESS OTHERWISE SPECIFIED.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Any shareholder proposals to be considered for inclusion in the Company's proxy material for the annual meeting of shareholders to be held in 2004 must be received at the Company's principal executive office at 10701 Red Circle Drive, Minnetonka, Minnesota 55343, no later than December 26, 2003. In connection with any matter to be proposed by a shareholder at the annual meeting to be held in 2004, but not proposed for inclusion in the Company's proxy material, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by March 10, 2004.



                                  OTHER MATTERS

         The Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any matters properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.



                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ John D. LeGray

                                         John D. LeGray
                                         Secretary

Dated: April 25, 2003

                         [LECTEC(TM) CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 22, 2003
                       3:00 P.M. (CENTRAL DAYLIGHT TIME)
                    THE HILTON GARDEN INN EDEN PRAIRIE HOTEL
                                6330 POINT CHASE
                             EDEN PRAIRIE, MN 55344


[LECTEC(TM) CORPORATION LOGO]                                              PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Rodney A. Young and John D. LeGray, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of shareholders to be held on May 22, 2003 at Minnetonka, Minnesota, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

             (continued, and to be signed and dated on reverse side)

                               TO VOTE YOUR PROXY

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

                             - Please detach here -

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.


1. Election of directors:     01 Lee M. Berlin
                              02 Alan C. Hymes, M.D.
                              03 Marilyn K. Speedie, Ph.D.
                              04 Donald C. Wegmiller
                              05 Rodney A. Young

                  [ ] FOR all listed        [ ] WITHHOLD ALL
                      nominees
                      (except as marked)



(Instructions: To withhold authority to vote for any individual nominee, mark "FOR all except" and write the number(s) in the box provided to the right.)

2. Approval of appointment of Grant Thornton LLP as independent auditors
   [ ]   For                     [ ]   Against                   [ ]   Abstain

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

Address Change? Mark Box  [ ]   Indicate changes below:

Dated__________________________________ , 2003



Signature(s) of Shareholder(s) in Box

PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying postage paid envelope. If shares are held by joint tenants or as community property, both shareholders should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.